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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE




FOR IMMEDIATE RELEASE

           PENNCORP FINANCIAL ESTIMATES NET PROCEEDS OF $102 MILLION
                 FROM SALES OF CAREER SALES DIVISION AND KIVEX;
                     CASH WILL BE USED TO REDUCE BANK DEBT

                            SALE OF KIVEX COMPLETED

    BOARD AND SECURED LENDERS APPROVE TERMS OF SALE OF CAREER SALES DIVISION


New York - June 30, 1999 - PennCorp Financial Group, Inc. (NYSE: PFG) today said that estimated net cash proceeds, after transaction costs and fulfillment of contractual obligations, from the revised sale of its Career Sales Division and the sale of its Kivex, Inc. internet service subsidiary will total approximately $102 million. The Company said the proceeds will primarily be used to reduce principal under the Company's senior bank facility.

Keith Maib, PennCorp President and Chief Executive Officer, said that the Company's Board of Directors and its senior lenders have approved the revised terms of the sale of its Career Sales Division and related assets to Universal American Financial Corporation (NASDAQ: UHCO) for $137 million in cash, including $6.5 million of cash dividends to be paid to PennCorp by a Career Sales Division subsidiary. The estimated net proceeds from the sale will total approximately $80 million, and will primarily be used to reduce principal and commitments under the Company's senior bank facility. The Company expects to record an additional writedown in the second quarter of approximately $25 million for the Career Sales Division.

The Company also announced the completion of the sale of its internet service subsidiary, Kivex, Inc., to Allegiance Telecom, Inc. (NASDAQ: ALGX) for $34.5 million. The net proceeds from the sale approximated $22 million after payment of costs and fees associated with the transaction and after repayment of approximately $10 million of intercompany borrowings to insurance company affiliates of PennCorp. The estimated net proceeds from this transaction were used to reduce principal and commitments under the Company's senior bank facility.

Separately, PennCorp said it made the semi-annual interest payment on its 9 1/4% Senior Subordinated Notes due 2003 as scheduled on June 15, 1999.

"Upon closing the Career Sales Division, which is expected to occur in the third quarter, PennCorp will have repaid approximately $267 million of senior debt, reducing the total amount of outstanding principal to approximately $167 million and meeting all current debt reduction covenants of the facility," Mr. Maib said.

Mr. Maib said that the sales of the Company's Career Sales Division and Kivex are key components of the Company's ongoing program to reduce debt and improve the profitability of the corporation. "Over the past twelve months, PennCorp has made significant progress in consolidating operations in Waco and Dallas,


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Texas, while at the same time selling non-core and non-strategic assets and using the proceeds to pay down debt," he said.

On May 28, 1999, PennCorp announced it and Universal American had agreed in principal to amendments to the definitive agreement entered into on December 31, 1998, for the sale of the Career Sales Division. The amendments, which were approved by PennCorp's Board of Directors, addressed certain of the agreement's pre-closing conditions, including a reserve deficiency in the disability income business of Pennsylvania Life Insurance Company, a company included in the Career Sales Division, and converted the transaction to an all-cash purchase price.

Under the terms of the original agreement, the purchase price was $175 million, consisting of $136 million in cash and $39 million initial principal amount of subordinated notes of Universal American. Through the elimination of the subordinated notes, the amendment eliminated the purchase price adjustments relating to disability income claim reserves of Pennsylvania Life. The amendment also eliminated indemnification obligations related to the adequacy of reserves and the closing obligation relating to the sale of Union Bankers Insurance Company's comprehensive medical block of business. There remain certain closing conditions that must be satisfied before the transaction can be consummated, including the buyer concluding that the reserves of the company are reasonably satisfactory.

"In working with Universal American toward resolving outstanding issues and reaching a definitive solution to revise the sale agreement, we focused on our goal of maximizing the cash proceeds of the transaction and minimizing future potential obligations," Mr. Maib said. "This is an important component of our restructuring plan."

The Career Sales Division comprises Pennsylvania Life, Union Bankers Insurance Company, Peninsular Life Insurance Company, PennCorp Life Insurance Company, Constitution Life Insurance Company, Marquette National Life Insurance Company, PennCorp Financial, Inc. and substantially all of the assets of PennCorp Financial Services, Inc.

Mr. Maib noted that management and the Board are continuing their efforts to reduce costs, decrease debt and seek solutions to strengthen the Company's balance sheet.

"As previously announced, the Company retained Wasserstein, Perella & Co. to review and develop recapitalization and restructuring alternatives to strengthen and improve the Company's capital structure," he said. "Wasserstein Perella is currently evaluating the Company's various business plan alternatives and working with management to develop strategies, tactics and timetables to effectuate financing, refinancing, sale, recapitalization or restructuring transactions, as appropriate."

Mr. Maib said that no decision has yet been made regarding which option the Company will pursue.

"These transactions may take the form of a restructuring or recapitalization of the Company's equity, including preferred or preference shares, debt securities or other indebtedness or obligations, including an exchange transaction," he said. "They may take the form of a sale of the Company, or one or more of its subsidiaries, or the sale or placement of the Company's equity or debt securities or obligations with one or more lenders or investors or any loan or financing or rights offering."

Mr. Maib said that although much work remains ahead, he is pleased with the progress the Company has made in streamlining operations and reducing its debt through the disposition of non-core operations, allowing PennCorp to focus on its traditional life operations in Texas - principally Southwestern Life Insurance Company, American-Amicable Life Insurance Company of Texas, Security Life and Trust Insurance Company and Occidental Life Insurance Company of North Carolina - and to stabilize its capital structure.

He continued, "Our core businesses have shown improvement and performed well on an operating basis. In order to capitalize on what we believe their potential to be, our next step must be to strengthen the Company's capital structure, identifying and pursuing opportunities now being studied by management and
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its advisors. We are reducing the number of employees in our Dallas operations by approximately 25 percent, which will bring our staffing in line with the service requirements of our ongoing core life insurance operations. While steps like these are very difficult on a personal level, they are essential to achieving the overall goal of strengthening this company and completing its turnaround. Service and staffing needs have decreased, as the Company has slimmed its operations. If we are to be successful going forward, we must make the maximum use of our assets on the most cost-effective basis."

Mr. Maib noted that there can be no assurance that the Company will be successful in completing the Career Sales Division sale or in developing and implementing one or more of the transactions under review, the form the transaction will ultimately take or the timing to complete the process.

Cautionary Statement for purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: All statements in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of PennCorp to sell its products, the market value of PennCorp's investments and the lapse rate and profitability of policies; (2) PennCorp's ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity and other factors which may affect the profitability of PennCorp's insurance products; (5) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of PennCorp's products; (6) increasing competition in the sale of insurance and annuities; (7) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies;
(8) ratings assigned to PennCorp's insurance subsidiaries by independent rating organizations such as A. M. Best Company ("A.M. Best"), which the Company believes are particularly important to the sale of annuity and other accumulation products; (9) PennCorp's ability to successfully complete its Year 2000 remediation efforts; (10) the successful completion of the sale of, and the ultimate realizable value of Businesses Held for Sale; and (11) current and/or unanticipated litigation. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.